Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Lizbeth L. Wright, Taras G. Szmagala and Mark M. McGuire or any of them as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, an Exchange Offer Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the offers to exchange Eaton Corporation’s 0.950% Senior Notes due 2015 (the “2015 Notes”), 1.500% Senior Notes due 2017 (the “2017 Notes”), 2.750% Senior Notes due 2022 (the “2022 Notes”), 4.000% Senior Notes due 2032 (the “2032 Notes”), 4.150% Senior Notes due 2042 (the “2042 Notes”) and the guarantees relating to the 2015 Notes, the 2017 Notes, the 2022 Notes, the 2032 Notes and the 2042 Notes for substantially identical outstanding notes and guarantees of the corresponding series and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of November 20, 2012, as supplemented on November 30, 2012 and January 8, 2013, among Eaton Corporation (as successor to Turlock Corporation), the guarantors party thereto and the initial purchasers named therein, relating to such notes and guarantees, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 23rd day of July 2013.

/s/ Alexander M. Cutler
Alexander M. Cutler

/s/ Richard H. Fearon
Richard H. Fearon

/s/ Billie K. Rawot
Billie K. Rawot

/s/ Trent M. Meyerhoefer
Trent M. Meyerhoefer

/s/ Mark M. McGuire
Mark M. McGuire

/s/ Thomas S. Gross
Thomas S. Gross

Schedule A – Registrants

Eaton Corporation
Eaton US Holdings, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Hydraulics LLC
Eaton Leasing Corp.
Wright Line Holding, Inc.
Wright Line LLC
Eaton Electric Holdings LLC
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Lighting, LLC
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.